FOR IMMEDIATE RELEASE

Sun  River  Energy,   Inc.  announces   acquisition  of  aeromagnetic  data  and
preliminary processing results.

March 24, 2010 - Sun River Energy, Inc. (OTCBB: SNRV) has completed the acquisition of 2,690 line miles of aeromagnetic data over its Colfax Project in Colfax County, New Mexico. Airmag Surveys, Inc. was the contractor to acquire the data, which is currently being processed by Pearson Technologies, Inc. (Pearson) under the guidance of Thomasson Partner Associates, Inc. (TPA).

"Preliminary processing results are quite encouraging." states Mr. Leaver, President of Sun River Energy. "The data were acquired quickly and cleanly. High-pass filters on the aeromagnetic data show a good degree of correlation with similar filters applied to the gravity data we licensed in January 2010. The good degree of correlation suggests that we will have a lot of confidence in the final basement model." A basement model is an image of Precambrian crystalline "basement" rock structure derived from gravity and magnetic data tied to existing well control. Its purpose is to pinpoint the likely geometry and estimate the depth of the elevator basins in the area.

Sun River anticipates delivery of the basement model from Pearson as early as this week. The basement model will allow Sun River in coordination with TPA to design a targeted swath seismic program to pinpoint drill locations.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our energy properties and any anticipated future production. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.